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                                                                       Exhibit 5

                               BAKER & HOSTETLER
                           3200 National City Center
                             1900 East Ninth Street
                             Cleveland, Ohio 44114


                                January 9, 1995




Cardinal Health, Inc.
655 Metro Place South, Suite 925
Dublin, Ohio 43017

   Re:   Registration Statement on Form S-3 with respect to
         $150,000,000 aggregate principal amount of Debt
         Securities of Cardinal Health, Inc.

Dear Sirs:

   We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the proposed public offering of up to $150,000,000 aggregate principal amount of the Company's Debt Securities (the "Securities") to be issued under an Indenture dated as of May 1, 1993, between the Company and Bank One Indianapolis, NA, as trustee (the "Indenture").

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion including, without limitation, the Indenture and the forms of Underwriting Agreement and Debt Security filed as exhibits to the Registration Statement.

   Based upon the foregoing, we are of the opinion that:

   When (a) the Securities shall have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, (b) the Registration Statement shall have become effective under the Act, (c) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and (d) the Securities shall have been issued and sold as described in the Registration Statement, the Securities will be duly authorized and issued, and valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

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Cardinal Health, Inc.
January 9, 1995
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   We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under "Legal Matters" in the prospectus included in the Registration Statement.

                         Very truly yours,



                         /s/ Baker & Hostetler